First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

April 18, 2008

FOR IMMEDIATE RELEASE

First M&F Corp. reports solid results for the first quarter of 2008

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported solid results today for the first quarter ended March 31, 2008, with earnings of $3.139 million, or $.35 basic and $.34 diluted earnings per share, compared to $3.554 million, or $.39 basic and diluted earnings per share for the first quarter of 2007, a decline of 11.7% and 10.25% respectively.

For the first quarter of 2008 the annualized return on assets was .76%, while return on equity was 8.87%. Comparatively, the return on assets for the first quarter of 2007 was .94%, with a return on equity of 11.18%.

“First quarter results are below last year’s results and early expectations. The primary influence was the effect on the net interest margin brought about by the actions of the Federal Reserve in January and March to lower short term rates”, said Hugh Potts, Jr., Chairman and CEO. Potts added, “The Fed actions precipitated cuts in Prime which had an immediate negative impact on the margin. While we expect to recover margin as the year unfolds, its effect is evident.”

Net Interest Income

Net interest income was up by 0.9% compared to the first quarter of 2007, with the net interest margin decreasing to 3.66% on a tax equivalent basis in the first quarter of 2008 as compared to 3.94% in the first quarter of 2007. The significant contributor to the increase in net interest income and the squeeze in the margin was balance sheet growth offset by continuing erosion in spreads as loan yields reacted downward with falling Prime at a faster rate than deposits could be repriced. The net interest margin for the fourth quarter of 2007 was 3.83% as compared to 3.94% for the third quarter of 2007 and 4.00% for the second quarter of 2007. Loan yields decreased to 7.35% in the first quarter of 2008 from 7.80% in the first quarter of 2007. Loan yields also decreased from the fourth quarter of 2007 to the first quarter as the prime rate fell 200 basis points during the quarter. Average loans were $1.220 billion for the first quarter of 2008 as compared to $1.207 billion for the fourth quarter of 2007 and $1.111 billion during the first quarter of 2007. Loans decreased by $13.340 million in the first quarter of 2008 and grew by $20.975 million in the fourth quarter of 2007.

Deposit costs decreased in the first quarter of 2008 from the fourth quarter of 2007 but were higher than the first quarter of 2007, as the higher rate environment through much of 2007 gave way to Fed rate cuts in late 2007 and early 2008. Deposit costs were 3.51% in the first quarter of 2008 as compared to 3.46% in the first quarter of 2007. Deposits rose by $51.120 million during the first quarter of 2008. Management plans to continue to focus on core deposit growth for 2008 to offset the influence that loan repricing may have on the net interest margin. Loans as a percentage of assets were 73.21% at March 31, 2008 as compared to 70.87% at March 31, 2007 and 73.74% at December 31, 2007. Loans grew by 8.80% since the first quarter of 2007 while deposits grew by 8.66%. Mr. Potts stated, “We are pleased with deposit growth and especially in cash-type deposits, that is, relationship-based transaction and non-maturity type deposits, with deposits being up 4.05% since the end of the year and almost 9.00% from the year ago quarter. This results from a specific strategic focus on building these types of relationship deposit accounts.”

Non-interest Income

Non-interest income, excluding securities transactions, for the first quarter of 2008 was down 0.95% compared to the first quarter of 2007, with deposit-related income up by 11.76% and mortgage income down by 5.53%. Insurance agency commissions were down by 3.84%.

A major part of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which has increased by 24.26% in the first quarter of 2008 over 2007, and overdraft fee income, which increased by 12.23%. Commission revenues from traditional insurance products decreased by 3.83%.

Non-interest Expenses

Non-interest expenses were up by 5.32% in the first quarter of 2008 as compared to the first quarter of 2007 largely due to de novo branching and higher salaries. Salaries and benefits were up by 5.59%.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the first quarter of 2008 were .27% as compared to .11% for the same period in 2007. Non-accrual and 90-day past due loans as a percent of total loans were 1.23% at the end of the first quarter of 2008 as compared to .38% at the end of the 2007 quarter. Mr. Potts further stated, “In an economic slowdown, beginning with and being most severe in the real estate sector, we expect some adverse trends in asset quality. M&F is proactive in risk management, loan review and credit administration. No opportunity to serve the credit needs of worthy borrowers will be missed. Furthermore, our capital and reserves are sufficient to weather this storm.”

The allowance for loan losses as a percentage of loans was 1.17% at March 31, 2008 as compared to 1.37% at March 31, 2007. The provision for loan losses increased to $.780 million in the first quarter of 2008 from $.630 million in the first quarter of 2007.

Balance Sheet

Total assets at March 31, 2008 were $1.647 billion as compared to $1.654 billion at the end of 2007 and $1.564 billion at March 31, 2007. Total loans were $1.206 billion compared to $1.219 billion at the end of 2007 and $1.109 billion at March 31, 2007. Deposits were $1.314 billion compared to $1.262 billion at the end of 2007 and $1.209 billion at March 31, 2007. Total capital was $143.410 million, or $ 15.83 in book value per share at March 31, 2008. “Capital retention from healthy earnings will provide a strong base from which to grow and adapt to the times,” said Mr. Potts.

Growth

In November, 2007 the Company opened a second full-service banking location in Okaloosa County, Florida in the community of Niceville. Mr. Potts stated in closing, “For 118 years M&F has grown, prospered, adapted to and weathered the events and trials affecting our communities and the nation as a whole. We fully expect to continue to serve with integrity the financial needs of our clients as both they and we grow and prosper.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	March 31 2008	December 31 2007	March 31 2007
Cash and due from banks	52,735	54,240	51,458
Interest bearing bank balances	8,204	3,480	10,282
Federal funds sold	3,800	2,000	15,000
Securities available for sale (cost of $240,473, $236,575 and $249,530 )	243,250	237,138	248,624
Loans held for sale	6,302	5,571	8,755

Loans	1,206,095	1,219,435	1,108,550
Allowance for loan losses	14,196	14,217	15,276
Net loans	1,191,899	1,205,218	1,093,274

Bank premises and equipment	45,185	45,545	42,030
Accrued interest receivable	11,289	12,434	12,148
Other real estate	6,927	6,232	2,270
Goodwill	32,572	32,572	32,572
Other intangible assets	7,491	7,612	7,928
Other assets	37,814	41,709	39,767
Total assets	1,647,468	1,653,751	1,564,108

Non-interest bearing deposits	187,080	191,206	188,116
Interest bearing deposits	1,126,495	1,071,249	1,020,748
Total deposits	1,313,575	1,262,455	1,208,864

Federal funds and repurchase agreements	5,714	9,676	6,177
Other borrowings	143,977	201,312	176,859
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	4,979	5,151	4,679
Other liabilities	4,867	4,131	5,676
Total liabilities	1,504,040	1,513,653	1,433,183

Noncontrolling interest in subsidiaries	18	18	19

Common stock, 9,060,080, 9,067,580 and 9,055,080 shares issued & outstanding	45,300	45,338	45,275
Additional paid-in capital	30,399	30,475	30,309
Nonvested restricted stock awards	709	643	459
Retained earnings	66,341	64,395	57,070
Accumulated other comprehensive income	661	(771)	(2,207)
Total equity	143,410	140,080	130,906
Total liabilities & equity	1,647,468	1,653,751	1,564,108

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended March 31
	2008	2007
Interest and fees on loans	22,155	21,219
Interest on loans held for sale	97	112
Taxable investments	2,357	2,484
Tax exempt investments	507	462
Federal funds sold	88	12
Interest bearing bank balances	77	43
Total interest income	25,281	24,332

Interest on deposits	9,721	8,671
Interest on fed funds and repurchase agreements	60	188
Interest on other borrowings	1,876	1,970
Interest on subordinated debt	497	496
Total interest expense	12,154	11,325

Net interest income	13,127	13,007
Provision for possible loan losses	780	630
Net interest income after loan loss	12,347	12,377

Service charges on deposits	2,793	2,499
Mortgage banking income	393	416
Agency commission income	1,001	1,041
Fiduciary and brokerage income	138	137
Other income	1,179	1,464
Loss on extinguishment of debt	-	-
Gains (losses) on AFS investments	11	-
Total noninterest income	5,515	5,557

Salaries and employee benefits	7,656	7,251
Net occupancy expense	1,005	867
Equipment expenses	891	897
Software and processing expenses	431	344
Intangible asset amortization	121	185
Other expenses	3,253	3,138
Total noninterest expense	13,357	12,682

Net income before taxes	4,505	5,252
Income taxes	1,364	1,691
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $1 and $4	2	7
Net income	3,139	3,554

Weighted average shares (basic)	9,064,311	9,052,627
Weighted average shares (diluted)	9,100,498	9,103,462
Basic earnings per share	$0.35	$0.39
Diluted earnings per share	$0.34	$0.39

Return on assets (annualized)	0.76%	0.94%
Return on equity (annualized)	8.87%	11.18%
Efficiency ratio	70.34%	67.17%
Net interest margin (annualized, tax-equivalent)	3.66%	3.94%
Net charge-offs to average loans (annualized)	0.27%	0.11%
Nonaccrual and 90 day accruing loans to total loans	1.23%	0.38%

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2008	2007	2007	2007
Per Common Share (diluted):
Net income	0.34	0.39	0.42	0.39
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.83	15.45	15.06	14.63
Closing stock price	14.50	15.80	17.55	18.63

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	165,605	169,447	164,866	167,184
Non-residential real estate	737,964	731,595	713,619	672,764
Residential real estate	211,132	223,614	221,915	220,876
Home equity loans	45,796	45,987	44,964	37,374
Consumer loans	39,478	40,860	40,374	41,385
Other loans	6,120	7,932	12,722	7,296
Total loans	1,206,095	1,219,435	1,198,460	1,146,879

Deposit Composition: (in thousands)
Noninterest-bearing deposits	187,080	191,206	186,123	187,604
NOW deposits	210,295	190,067	186,944	205,347
MMDA deposits	182,824	156,364	129,505	137,245
Savings deposits	117,532	105,924	105,819	102,376
Certificates of deposit under $100,000	289,531	301,298	287,899	281,597
Certificates of deposit $100,000 and over	299,394	289,533	292,477	269,890
Brokered certificates of deposit	26,919	28,063	26,339	28,101
Total deposits	1,313,575	1,262,455	1,215,106	1,212,160

Nonperforming Assets: (in thousands)
Nonaccrual loans	9,472	6,524	6,334	5,886
Accruing loans past due 90 days or more	5,451	1,093	1,955	455
Total nonperforming loans	14,923	7,617	8,289	6,341
Other real estate	6,927	6,232	4,926	3,652
Total nonperforming assets	21,850	13,849	13,215	9,993
Total nonperforming assets to assets ratio	1.33%	0.84%	0.81%	0.63%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	14,217	14,941	15,059	15,276
Provision for loan loss	780	630	630	630
Charge-offs	(1,041)	(1,905)	(920)	(984)
Recoveries	240	551	172	137
Ending balance	14,196	14,217	14,941	15,059

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	March 31	December 31	September 30	June 30
	2008	2007	2007	2007
Condensed Income Statements: (in thousands)

Interest income	25,281	26,414	26,045	25,125
Interest expense	12,154	12,689	12,259	11,603
Net interest income	13,127	13,725	13,786	13,522
Provision for loan losses	780	630	630	630
Noninterest revenues	5,515	5,209	5,425	4,861
Noninterest expenses	13,357	13,025	12,889	12,509
Net income before taxes	4,505	5,279	5,692	5,244
Income taxes	1,364	1,716	1,879	1,702
Noncontrolling interest	2	2	5	7
Net income	3,139	3,561	3,808	3,535

Tax-equivalent net interest income	13,475	14,039	14,084	13,831

Selected Average Balances: (in thousands)
Assets	1,654,951	1,625,756	1,580,780	1,546,058
Loans held for investment	1,213,122	1,200,977	1,166,820	1,122,129
Earning assets	1,481,144	1,453,458	1,417,310	1,386,464
Deposits	1,295,443	1,234,452	1,215,724	1,187,020
Equity	142,371	139,438	135,157	132,636

Selected Ratios:
Return on average assets (annualized)	0.76%	0.87%	0.96%	0.92%
Return on average equity (annualized)	8.87%	10.13%	11.18%	10.69%
Average equity to average assets	8.60%	8.58%	8.55%	8.58%
Net interest margin (annualized, tax-equivalent)	3.66%	3.83%	3.94%	4.00%
Efficiency ratio	70.34%	67.67%	66.07%	66.92%
Net charge-offs to average loans (annualized)	0.27%	0.45%	0.25%	0.30%
Nonaccrual and 90 day accruing loans to total loans	1.23%	0.62%	0.69%	0.55%
Price to book (x)	0.92	1.02	1.17	1.27
Price to earnings (x)	10.66	10.13	10.45	11.94

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

		EPS
	(in thousands)	(diluted)
1Q 2008	3,139	0.34
4Q 2007	3,561	0.39
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37

Revenue Statistics:

		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent)
1Q 2008	33.7	29.04%	1.34%	59.68%
4Q 2007	34.2	27.06%	1.27%	61.08%
3Q 2007	35.0	27.80%	1.36%	62.57%
2Q 2007	33.3	26.01%	1.26%	60.93%
1Q 2007	33.4	29.43%	1.46%	61.60%
4Q 2006	33.4	27.86%	1.37%	62.39%
3Q 2006	33.9	28.26%	1.42%	62.79%
2Q 2006	33.2	26.39%	1.29%	61.39%
1Q 2006	33.4	25.40%	1.27%	63.27%
4Q 2005	33.3	24.29%	1.22%	62.09%
3Q 2005	33.5	28.33%	1.47%	62.48%

Expense Statistics:

	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent)
1Q 2008	3.25%	70.34%
4Q 2007	3.18%	67.67%
3Q 2007	3.23%	66.07%
2Q 2007	3.25%	66.92%
1Q 2007	3.34%	67.17%
4Q 2006	3.36%	68.25%
3Q 2006	3.26%	65.09%
2Q 2006	3.28%	67.02%
1Q 2006	3.22%	64.26%
4Q 2005	3.29%	65.20%
3Q 2005	3.24%	62.46%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD March 2008		QTD March 2007
	Average Balance	Yield/Cost	Average Balance	Yield/Cost
Interest bearing bank balances	9,893	3.15%	3,694	4.67%
Federal funds sold	10,463	3.40%	876	5.57%
Taxable investments (amortized cost)	188,424	5.03%	209,282	4.82%
Tax-exempt investments (amortized cost)	52,139	6.24%	47,555	6.28%
Loans held for sale	7,104	5.52%	8,716	5.21%
Loans held for investment	1,213,121	7.36%	1,101,879	7.83%
Total earning assets	1,481,144	6.96%	1,372,002	7.29%
Non-earning assets	173,807		168,914
Total average assets	1,654,951		1,540,916

NOW	202,638	1.46%	205,598	1.38%
MMDA	165,706	2.74%	127,300	2.31%
Savings	111,973	2.76%	96,941	2.63%
Certificates of Deposit	634,966	4.49%	586,504	4.58%
Short-term borrowings	7,319	3.30%	14,550	5.23%
Other borrowings	200,849	4.75%	194,111	5.15%
Total interest bearing liabilities	1,323,451	3.69%	1,225,004	3.75%
Non-interest bearing deposits	180,161		177,959
Non-interest bearing liabilities	8,968		8,978
Capital	142,371		128,975
Total average liabilities and equity	1,654,951		1,540,916
Net interest spread		3.27%		3.54%
Effect of non-interest bearing deposits		0.44%		0.48%
Effect of leverage		-0.05%		-0.08%
Net interest margin, tax-equivalent		3.66%		3.94%
Less tax equivalent adjustment:
Investments		0.09%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.56%		3.84%